LOAN AGREEMENT


THIS LOAN AGREEMENT (the "Agreement") is entered into as of this 21st day of March, 1997 by and between

AST RESEARCH, INC., a corporation organized and existing under the laws of the State of Delaware with its principal office at 16215 Alton Parkway, Irvine, California 92619-7005, U.S.A. (the "Borrower"); and

CREDIT LYONNAIS SEOUL Branch, a foreign bank branch duly licensed in Korea, having its registered office at You One Building, 75-95, Seosomun-Dong, Chung-Ku, Seoul, Korea (the "Lender") and worldwide headquarters located in France.

                                   WITNESSETH:

WHEREAS, the Borrower has requested the Lender to extend to the Borrower a loan facility in the aggregate principal amount of up to Thirty Million United Stated Dollars ("Dollars") (US$30,000,000) to finance the working capital requirement of the borrower for its business operations and the Lender has agreed thereto on the terms hereinafter set out;

NOW, THEREFORE, in consideration of the covenants herein contained, the parties hereby agree as follows:

1. Loan

(A) Subject to the terms and conditions of this Agreement, the Lender hereby agrees to make advances (the "Advance") in favor of the Borrower according to the procedure set out in Subsection (B) below; provided that the total amount of the Advances outstanding at any time shall not exceed Thirty million Dollars (US$30,000,000) (the "Commitment").

(B) The Borrower may draw the loan in one or more drawdowns in Dollars which the Lender determines in its sole discretion to be eligible for the purpose of the loan transactions pursuant hereto; provided, that on the date four (4) Banking Days prior to the proposed date of drawdown, all applicable conditions precedent specified in Article 8 shall have been met. In this Agreement, "Loan" shall mean the aggregate amount of principal of the Advances or, where the context may require, the amount thereof then outstanding. "Banking Day" shall mean a day on which (i) banks are open for business in New York and Seoul and
(ii) deposit transactions are carried on in Dollars in the London interbank market ("Interbank Market").

(C) The Borrower shall give the Lender a notice of Drawdown substantially in the form of Exhibit B hereto, at least four (4) Banking Days (or such shorter period as the Lender shall otherwise agree) prior to the proposed date of such Drawdown. Such notice, once received by the Lender, shall be irrevocable and binding on the Borrower, and the Borrower shall reimburse the Lender for any costs or losses incurred by the Lender in the event the Borrower does not continue to satisfy such condition precedents as of the date of drawdown.

(D)The Commitment shall be terminated before the date (Commitment Termination
Date) falling one year after the date of the first drawdown.

(E) The Loan shall be used for purposes of funding the working capital requirements of the Borrower for its business operation. However, the Lender shall not have any responsibility as the Borrower's application of the loan.

2.  INTEREST

(A)Interest shall be paid in arrears on each Interest Payment Date and shall be calculated on the basis of the actual number of days elapsed and a year of 360 days at the interest rate equal to 0.40% per annum above the rate (the "Interbank Rate") determined by the Lender to be the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16%) of the per annum interest rates for deposits in Dollars for the relevant Loan Period quoted on page 3750 of the AP Telerate System as at approximately 11:00 a.m. (London time) on the two (2) Business Days prior to the first day of each Interest Period.

(B) If the Lender determines that the Interbank Rate is not available, the Lender shall so notify the Borrower. The Lender and the Borrower shall then enter into negotiations in good faith with a view to agreeing on an alternative mutually acceptable basis for maintaining the Loan and for determining the interest rates from time to time applicable to the Loan (hereinafter referred to as the "Substitute Basis of Borrowing"). If at the expiry of twenty-five (25) days from the date of any such notice, no Substitute Basis of Borrowing has been agreed upon, then (i) the Borrower shall prepay the Loan on the thirtieth day after the date of such notice, and (ii) interest shall be payable during such period at the interest rate which has been applicable immediately prior to such notice.

(C) If the Borrower fails to make payment when due of any sum hereunder (whether at its stated maturity, by acceleration or otherwise), the Borrower shall pay interest on the unpaid amount, to the extent permitted by law, from and including such due date until the payment of said sum in full (after as well as before judgment) at the rate of Two percent (2%) per annum above the Interbank Rate, payable on demand by the Lender.

3.  REPAYMENT

The Borrower shall repay each Advance in one lump sum on the last day of the relevant Loan Period stated in the notice of drawdown set forth in Section 1(C), together with all unpaid interest accrued on that Advance. Any amount repaid to the Lender before the Commitment Termination Date will remain available for reborrowing on the terms and conditions of this Agreement.

4.  PAYMENTS

(A) Payments to be made by the Borrower hereunder shall be made in Dollars without set-off or deduction to the Lender's account, account
No. 01-08411-0-001-00 with Credit Lyonnais New York Branch, New York, N.Y. U.S.A. or such other account as the Lender may designate.

(B) Any payment made to or collected by the Lender hereunder, under the Promissory Note (defined in Sub-section 8(A) (i) hereof) or under the Guarantee shall be applied first against costs, expenses and indemnities due hereunder; then against default interest, if any; then against interest due on the Loan, then against the outstanding principal on the Loan.

(C)All sums payable by the Borrower hereunder, whether of principal, interest, fees, expenses or otherwise, shall be paid in full, free of any deductions or withholdings. In the event that the Borrower is prohibited by law from making payments hereunder free of deductions or withholdings, then the Borrower shall pay such additional amount to the Lender as may be necessary in order that the actual amount received after deduction or withholding (and after payment of any additional taxes or other charges due as a consequence of the payment of such additional amount) shall equal the amount that would have been received if such deduction or withholding had not been made.


(D)The Borrower shall pay directly to the appropriate taxing authority any and all present and future taxes, levies, imposts, deductions, stamp and other duties, filing and other fees or charges and any and all liabilities with respect thereto imposed by law or by any taxing authority on or with regard to any aspect of the transactions contemplated in this Agreement or the execution and delivery of this Agreement or other documentation hereunder, except taxes (other than taxes imposed on any payment made pursuant to Section 4(C) or this Section 4(D))imposed on the overall net income of the Lender by the Republic of Korea. The Borrower shall hold the Lender harmless from any liability with respect to the delay or failure by the Borrower to pay any such taxes or charges, and shall reimburse the Lender upon demand for any such taxes paid by the Lender in connection herewith, together with any interest, penalties and expenses in connection therewith.

(E)If the Borrower shall pay any tax or charge as provided herein or shall make any deductions or withholdings from amounts paid hereunder, the Borrower shall forthwith forward to the Lender official receipts or other evidence acceptable to the Lender establishing payment of such amounts.

5.  GUARANTEE

The Borrower shall deliver to the Lender the Guarantee duly executed by SAMSUNG ELECTRONICS CO., LTD. with its registered head office at 250, 2-Ka, Taepyung-Ro, Chung-Ku, Seoul, Korea (the "Guarantor") substantially in the form of Exhibit A hereof and in any event satisfactory to the Lender and its counsel. The Guarantee provided hereunder shall remain legal, valid and enforceable throughout the term of this Agreement in all respects.

6.  REPRESENTATIONS AND WARRANTIES

(A)The Borrower hereby represents and warrants:

i)that it has been duly organized and is in good standing under the laws of the State of Delaware, has full legal power to enter into and perform this Agreement and the Promissory Note and to borrow the funds available hereunder;

ii)that it has obtained or will obtain before the date of first drawdown all necessary government approvals, consents and authorizations in United States of America and Korea for the execution and delivery of this Agreement and performance and observance of the terms of this Agreement including without limitation payment hereunder in Dollars, and such terms will not materially conflict with any existing law, with any other agreement to which the Borrower is a party, nor with the Memorandum and Articles of Association, the regulations or equivalent documents of the Borrower;

iii)the execution, delivery and performance by the Borrower of this Agreement and all other documents and instruments to be executed and delivered hereunder have been duly authorized or will be authorized prior to the date of first drawdown by all appropriate actions of the Borrower (including without limitation its Board of Directors);

iv)that the Borrower is not in default under any agreement to which it is a party or by which it may be bound, a default in respect of which might have a material adverse effect on the Borrower or its operations, properties or financial condition, taken as a whole, and no litigation, administrative proceeding or arbitration is presently pending or, to the best knowledge of the Borrower, threatened against it or its properties, which might have a material adverse effect on its operations, properties or financial conditions, taken as a whole;

v)that the Loan when made will rank at least pari passu with all other present or future indebtedness of the Borrower; and

vi)that this Agreement constitutes a valid and legally binding obligation of the Borrower enforceable in accordance with its terms.

(B)The above representations and warranties shall be deemed to be repeated on and as of the date of each Advance.

7.  COVENANTS

The Borrower hereby covenants with the Lender that during the life of this Agreement and while any amount is owing by the Borrower to the Lender hereunder the Borrower shall:

i)forward promptly to the Lender at any time such financial information regarding its affairs as the Lender may reasonably request;

ii)pay to the Lender reasonable costs, fees and expenses, including fees and expenses of counsel, which the Lender may expend or become liable for in preparation, implementation and enforcement of the Loan Agreement including demanding, suing for, recovering and receiving payment of any sum due to the Lender hereunder and under any documents executed pursuant hereto;

iii)pay all taxes, assessments and governmental charges upon it or upon its properties promptly when due and, in any event, prior to the date on which material penalties may become attached thereto;

iv)as soon as possible but in any event within five (5) days after occurrence, give written notice to the Lender of any Event of Default as defined in Article 9 hereof or any event which, with the giving of notice or passage of time, or both, would become an Event of Default and of any other matter which has resulted or might result in a material adverse change in the Borrower's financial condition or operations, taken as a whole;

v)maintain its corporate existence in good standing in compliance with all applicable laws, regulations and other governmental requirements and continue to conduct its business substantially as such business is now conducted;

vi)obtain and continue in full force and effect all governmental approvals, consents, licenses, authorizations, declarations, filings and registrations as may be necessary or advisable for the performance of all the terms and conditions of this Agreement and every document, the execution and delivery of which is contemplated herein, and to take all such additional action as may be proper or advisable in connection therewith;

vii)not, without prior written notice to the Lender, permit any indebtedness, obligation or liability, actual or contingent, of the Borrower to be secured by or to benefit from any lien, pledge, mortgage, charge, encumbrance, security interest or segregation or other preferential arrangement (whether or not constituting a security interest) in favor of any creditor or class of creditors in respect of any present or future properties, assets or revenues of the Borrower or of the right of the Borrower to receive income except as otherwise provided herein and except for encumbrances or any segregation or other preferential arrangement (i) for taxes, assessments or other governmental charges or levies on properties or assets of the Borrower if the same shall not at the time be delinquent or thereafter can be paid without penalty or the validity of which is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof, (ii) imposed by law, such as carriers', warehousemen and mechanics' liens and other similar liens arising in the ordinary course of business and not material in amount, (iii) arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, old age pensions, or social security or retirement benefits or similar legislation, or (iv) on properties or assets of the Borrower created at the time of acquisition of such properties or assets solely to secure the purchase price of such property or assets; and

viii)not, without the prior written notice to the Lender,   (i) merge or
consolidate with any other corporation, partnership or sole proprietorship, or
(ii) acquire all or a substantial part of the assets of any other corporation, partnership or sole proprietorship.

ix)not, without the prior written consent of the Lender, (i) liquidate or dissolve, or (ii) sell, transfer or otherwise dispose of its business, or any significant portion of its property or assets.

8. CONDITIONS PRECEDENT TO DRAWDOWN

The obligation of the Lender to make available any part of the Loan is subject to the fulfillment, as determined solely by the Lender, of the following conditions precedent four (4) Business Days prior to the date of initial drawdown (except as otherwise indicated below) and the continued fulfillment of such conditions on the date of each succeeding drawdown:

(A)The Lender shall have received, in form and substance satisfactory to it, the following:

i)a blank promissory note (the "Promissory Note") duly executed and delivered by the Borrower and guaranteed by the Guarantor together with the power of attorney authorizing the Lender to complete the Promissory Note;

ii)the Memorandum and Articles of Association (or equivalent documents), as amended to date of the borrower;

iii)the Certificate of Incorporation concerning the Borrower, as amended to date;

iv)a copy, certified a true copy by a duly authorized officer, of minutes of the Board of Directors of the Borrower authorizing the execution and performance of this Agreement and the Promissory Note, including the incurring of the debt obligations hereunder, upon the terms of this Agreement and authorizing the person(s) who signed, or will sign, the Agreement, the Promissory Note, and all other documents to be executed pursuant hereto on the Borrower's behalf to do so;

v)a certificate of the Secretary or the Director of the Borrower setting out the names and signatures of the persons authorized to sign, on behalf of the Borrower, the Agreement and all documents to be delivered by it pursuant hereto;

vi)the Certificate of Incorporation concerning the Guarantor, as amended to date;

vii)the executed Guarantee, a duly authenticated copy of the minutes of the Board of Directors' meeting of the Guarantor at which the resolutions authorizing the execution, delivery and performance of the Guarantee and authorizing the persons(s) who have or will execute the Guarantee to do so were validly adopted;

viii)the seal certificate of the representative director of the Guarantor together with the representative director's certificate certifying the genuineness of the seal impressions of each member of the Guarantor's Board of Directors participating at the Board of Directors' meeting referred to in (vii) above and of the person(s) authorized to execute the Guarantee on the Guarantor's behalf;

ix)copies, certified by a duly authorized officer of the Borrower to be true copies and then to be currently in full force and effect, of any governmental consents or approvals necessary in connection with the execution or performance of the terms of this Agreement, the Promissory Note, or the Guarantee;

x)the notice of Drawdown as specified in Section 1(C); and

xi)such other documents as shall be requested by, and in form and substance satisfactory to the Lender.

(B)The obligation of the Lender to advance the Loan is also subject to the condition that no Event of Default and no event which with the passage of time or the giving of notice, or both, would become an Event of Default shall have occurred and be continuing, and the representations and warranties made herein shall have remained and then be true and correct as if also made on the date of the relevant drawdown and all legal matters in connection with the Agreement shall be satisfactory to the Lender.

9.  EVENT OF DEFAULT

In the event that:

i)the Borrower fails to pay in full any sum due hereunder and/or the Promissory Note on the due date hereof or thereof; or

ii)the Borrower fails to perform or observe any term, covenant or agreement contained herein or any term, covenant or agreement contained in any document executed pursuant hereto; or

iii)any representation, warranty or statement made by the Borrower herein or under any document executed or delivered pursuant hereto proves to have been incorrect as of the date it was made or deemed made, or is breached in any material respect; or

iv)any governmental consent, filing or approval granted or required in connection with this Agreement, the Promissory Note, the Guarantee or any document executed or delivered pursuant hereto is canceled, revoked, withdrawn or modified in any way, or any new law or decree is issued which in the Lender's opinion would prevent the Borrower from fulfilling its obligations hereunder or under the documents related hereto, or be otherwise detrimental to the Lender's interest; or

v)The Borrower or the Guarantor fails to pay when due any indebtedness or fails to observe or perform any term, convenant or agreement contained in any agreement by which it is bound, evidencing or securing any indebtedness, if the effect of such failure is to accelerate or to permit (assuming the giving of notice or passage of time or both, if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or of any such obligations whether or not such acceleration occurs or such default is waived; or

vi)the Borrower or the Guarantor becomes insolvent or generally unable to pay its debts when due, or takes any corporate action or other steps are taken or legal proceedings are started for its winding-up, bankruptcy, administration, reorganization, compulsory composition, liquidation, or dissolution or any equivalent or analogous proceedings as for the appointment of a receiver, trustee, administrator or similar officer of it or any or all of its revenues and assets; or

vii)the Guarantee for any reason has been revoked, modified or becomes unacceptable to the Lender or the Guarantor has breached any one of the terms thereof or any event of default has occurred under and as defined in any other loan agreement between the Lender and the Guarantor; or

viii)the whole or a substantial part of the business or assets of the Borrower or the Guarantor is confiscated for any reason or sold, transferred or otherwise disposed of without the prior written consent of the Lender or an action is taken for the winding-up of the Borrower or the Guarantor, or the Borrower or the Guarantor stops or threatens to stop payment of its debts or makes or seeks to make any arrangement or composition with its creditors; or

ix)it becomes unlawful for the Borrower to perform any obligation hereunder, or for the Guarantor to perform its obligations under the Guarantee, or

x)any circumstances occur which in the opinion of the Lender give reasonable grounds for belief that the Borrower or the Guarantor may not (or may not be able to) perform its obligation hereunder or under any of the Promissory Note or under the Guarantee;

then, at the option of the Lender, the obligation of the Lender to advance the Loan hereunder shall immediately cease and the Lender may declare, by notice to the Borrower, the principal of the Loan, accrued interest thereon and all other amounts then owed by the Borrower to the Lender immediately due and payable, and interest shall begin to accrue on all such sums at the interest rate specified in Section 2(C) hereof and the Lender may take all such other actions as are permitted by law.

10. CHANGES IN APPLICABLE LAW

If any change in any present or future applicable law or regulation or in the interpretation thereof by any governmental authority charged with the administration thereof or any new law or regulation or directive shall make it impossible or unlawful for the Lender to give effect to its obligations hereunder or to maintain the Loan, the Lender shall give notice of such an occurrence to the Borrower, whereupon the Lender's obligations hereunder shall immediately terminate and the Borrower shall, within 30 days after receipt of such notice, repay or prepay to the Lender the Loan together with accrued interest thereon and all other amounts owing or becoming due to the Lender hereunder.


11. MISCELLANEOUS

(A)This Agreement and all documents executed pursuant hereto shall be governed by and construed in accordance with the laws of the Republic of Korea.

(B)The representations and warranties of the Borrower set forth herein shall survive the making of the Loan, and the obligations of the Borrower hereunder to pay interest, costs or other amounts to the Lender shall survive the repayment o the Loan.

(C)Whenever any payment or computation is to be made on a day which is not a Banking Day, such payment or computation shall be made on the next succeeding Banking Day unless, with respect to payment, as a result thereof, such payment would be made in the next calendar month, in which case payment shall be made on the preceding Banking Day. Any adjustment so made shall, as appropriate, be reflected in the computation of interest, fees and other amounts due hereunder.

(D) All taxes, stamp duties, public imposts and other charges and expenses payable in the United States of America or Korea on account of or in connection with the execution and performance of this Agreement, the Promissory Note and the Guarantee shall be borne solely by the Borrower.

(E)The Borrower represents and warrants that this Agreement and the Loan are commercial rather than public or governmental acts and that the Borrower is not entitled to claim immunity from legal proceedings with respect to itself or any of its property on the grounds of sovereignty or otherwise under any law or in any jurisdiction where an action may be brought for the enforcement of any of the obligations arising under or relating to this Agreement or the Promissory Note. To the extent that the Borrower or any of its properties has or hereafter may acquire any right to immunity from set-off, legal proceedings, attachment prior to judgment, other attachment or execution of judgment on the grounds of sovereignty or otherwise, the Borrower hereby irrevocably waives such rights to immunity in respect of its obligations arising under or relating to this Agreement or the Promissory Note.

(F)This Agreement may be amended or supplemented only in writing by mutual agreement by the Lender and the Borrower and subject to government approval, if required.

(G)This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not assign any of its rights or obligations hereunder, except upon the prior written consent of Lender.

(H)All notices, demands, requests, statements or other communications to be made or given by the Borrower hereunder shall be in the English language. Any documents required to be delivered pursuant to this Agreement which are not in the English language must be accompanied by a certified English language translation thereof and in the event of any conflict between the original of the document and the English language translation thereof, the English language translation shall prevail.

(I)No delay or omissions by the Lender in exercising any of its rights under this Agreement shall operate or be construed as a waiver thereof nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(J)i)The Borrower hereby irrevocably consents that any legal action or proceeding against it or any of its properties or assets with respect to any of the obligations arising under or relating to this Agreement or the Promissory Note may be brought in Seoul Civil District Court and by execution and delivery of this Agreement, the Borrower hereby submits to and accepts with regard to any such action or proceeding, for itself and in respect of its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid court. The Borrower hereby agrees, upon demand of the Lender at any time, to appoint and report to the competent court an agent to receive for and on its behalf service of process in Seoul, Korea in any legal action or proceeding with respect to this Agreement or the Promissory Note. The foregoing, however, shall not limit the rights of the Lender to serve process in any other manner permitted by law or to bring any legal action or proceeding or to obtain execution of judgment in any other jurisdiction. The Borrower further agrees that, to the extent permitted by law, final judgment against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or outside Korea by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and of the amount of its indebtedness.

   ii)The Borrower hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement, or the Promissory Note.

  iii)The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement, or any of the Promissory Note in Seoul, Korea, and hereby further irrevocably waives any claim that Seoul is not a convenient forum for any such suit, action or proceeding.

(K)This Agreement and the documents referred to herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede any prior or simultaneous expressions of intent or understanding with respect to this transaction.

(L)Any notice required or permitted to be given hereunder shall be in writing and shall be (i) personally delivered; (ii) transmitted by postage prepaid mail (airmail if international), or (iii) transmitted by telex or facsimile to the parties as follows, as elected by the party giving such notice:

To the Borrower:AST Research, Inc.
Attn:  Treasurer
16215 Alton Parkway
Irvine, CA 92618 U.S.A.

   Facsimile:  (714) 727-8584

To the Lender:Credit Lyonnais, Seoul Branch
You One Building, 75-95, Seosomun-Dong
Chung-Ku, Seoul, Korea

Telex:     K23474 CREDIKO
Facsimile: (822) 755-5379

The date of any notice or other communication hereunder shall be deemed to be
(i) the date of receipt if delivered personally, (ii) the date ten (10) days after posting if transmitted by mail or (iii) the date of transmission with confirmed answerback or appropriate evidence of receipt if transmitted by telex or by facsimile, whichever shall first occur, provided, that any notice to be given to the Lender shall be effective only when received by the Lender. Any party may change its address for purposes hereof by written notice to the other in a manner as set forth in this section.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first written above.


Borrower:  AST RESEARCH, INC.



/s/ WON S. YANG
Name: Won S. Yang
Title: Senior Vice President, Finance and
Chief Financial Officer (Acting)


Lender: CREDIT LYONNAIS, SEOUL BRANCH



/s/ P.H. JO
Name:P.H. Jo
Title:Assistant General Manager